SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  March 5, 2007

deCODE genetics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30469	04-3326704
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Sturlugata 8, IS-101 Reykjavík, Iceland

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code +354-570-1900

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.02.          Results of Operations and Financial Condition

On March 6, 2007, deCODE genetics, Inc. (deCODE) issued a press release (the “Release”) containing financial information regarding its results of operations and financial condition for the year ended December 31, 2006.  Exhibit 99.1 hereto, which is being furnished and not filed herewith, contains the text of the Release.

Item 5.02                                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2007, in connection with its review of executive compensation, deCODE’s Compensation Committee approved 2006 cash bonuses for the following named executive officers:

Name	Title	2006 Bonus
Kari Stefansson	Chairman, President and CEO	$100,000
Lance Thibault	Chief Financial Officer and Treasurer	$30,000
Mark Gurney	Sr. Vice Pres., Drug Discovery and Development	$50,000
Daniel Hartman	Sr. Vice Pres., Product Development	$50,000

In addition, the Compensation Committee approved an increase in Mr. Thibault’s base salary from $230,000 to $300,000 and in Mr. Gurney’s base salary from $322,500 to $360,000.

Item 9.01.              Financial Statements and Exhibits

(c)            Exhibits

99.1     Press Release issued March 6, 2007

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

deCODE genetics, Inc.

By:	/s/ KARI STEFANSSON
Kari Stefansson,
President, Chief Executive Officer

Dated:  March 7, 2007